                                                                    EXHIBIT 99.6

                              August 7, 1996



     I, the undersigned, hereby consent to act as a director of Bionova U.S. Inc., a Delaware corporation (the "Company"), if I am elected to serve in such capacity and I hereby consent to the use of my name as a person who is about to become a director of the Company in this Registration Statement on Form S-4 relating to the offer and sale to the public by the Company of the Company's Common Stock, $.01 par value per share.


                                    /s/ Bernardo Jimenez
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                                    Bernardo Jimenez